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                                  EXHIBIT 99.1

For Immediate Release                               Bank Contact: Paul A. Miller
                                                                  (978) 725-7555





                                 LSB Corporation
                             Declares Cash Dividend
                              Dividend Yield 2.92%





NORTH ANDOVER, Mass. -- (BUSINESS WIRE) - July 25, 2003 -- LSB Corporation, (NASDAQ - LSBX), today announced the Board of Directors of LSB Corporation declared a dividend to shareholders on July 24, 2003. The Board voted to pay a cash dividend of $0.12 per share on its outstanding shares of common stock payable on August 21, 2003 to shareholders of record at the close of business on August 7, 2003. This represents a 2.92% dividend yield based on the stock price at the close of business on July 24, 2003.

LSB Corporation is the parent holding company of its wholly-owned subsidiary Lawrence Savings Bank located in North Andover, Massachusetts, an Equal Housing Lender and Member, FDIC/Depositors Insurance Fund.



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